SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2010

Community Trust Bancorp, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Kentucky (state or other jurisdiction of incorporation)	001-31220 (commission file number)	61-0979818 (irs employer identification no.)
346 North Mayo Trail, Pikeville, Kentucky (address of principal executive offices)		41501 (zip code)
Registrant’s telephone number, including area code (606) 432-1414

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On November 17, 2010, Community Trust Bancorp, Inc. (the “Company”) announced that it had completed the acquisition of LaFollette First National Corporation and First National Bank of LaFollette.  The Company acquired all outstanding shares of LaFollette First National Corporation in a share exchange for $650 per share, or a total of approximately $16.1 million, on November 17, 2010.  Immediately following the share exchange, LaFollette First National Corporation was merged into Community Trust Bancorp, Inc.

For additional information regarding the share exchange, reference is made to the Company’s press release dated November 17, 2010, which is incorporated by reference herein and included as an exhibit to this Current Report on Form 8-K, and the Agreement and Plan of Share Exchange dated June 8, 2010, by and among the Company, LaFollette First National Corporation and First National Bank of LaFollette (“Agreement”).  A copy of the Agreement was previously filed as an exhibit to the Company’s Current Report on Form 8-K dated June 8, 2010, and is incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

The following exhibit is filed with this report:

Press Release dated November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: November 17, 2010	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description
99.1                      Press Release dated November 17, 2010